CONFIDENTIAL TREATMENT REQUESTED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 99.11

Bank of America

October 9, 2013

Mortgage Guaranty Insurance Corporation
250 East Kilbourn Avenue
Milwaukee, WI 53202

Re: Confidential Settlement Agreement and Release dated as of April 19, 2013, as amended, among Mortgage Guaranty Insurance Corporation, Bank of America, N.A. (as a successor to BAC Home Loans Servicing f/k/a Countrywide Home Loans Servicing LP), on its own behalf and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank and Countrywide Home Loans, Inc. (the “Settlement Agreement”)

Ladies and Gentlemen:

Reference is made to that certain letter of even date herewith from Fannie Mae addressed to MGIC and Bank of America (the “Fannie Mae Consent Letter”).  Under Paragraph 2(b) of the Fannie Mae Consent Letter, MGIC agreed [***].  Upon MGIC’s delivery to Bank of America of [***], Bank of America shall [***].  Capitalized terms not otherwise defined in this letter have the meanings given them in the Settlement Agreement.

Very truly yours,

BANK OF AMERICA, N.A.

/s/ John S. Cousins
Name: John S. Cousins
Title: Senior Vice President

[Signatures continue on following page]

Acknowledged by:

COUNTRYWIDE HOME LOANS, INC.

/s/ David A. Cassell
Name: David A. Cassell
Title: Senior vice President

MORTGAGE GUARANTY INSURANCE CORPORATION

/s/ Patrick Sinks
Name: Patrick Sinks
Title: President/Chief Operating Officer